Exhibit 4.1

Exhibit 4.1

\'1 \ ·\'.,. "-· " \ ' -:-.. ." ;"\ -.. < r §. P\_': l-' ' { •:-, '\ ' . ',_ - " ' - - .I - "' :s ' .. ------'"J-- r · \" ' , ----•_;_ .;;:_:-.. - - ._ . ··--- - . ( • - - . · { - § --' ·., . --'\ )_-- \. ----- .. \ 1 \ "' tl " "\ ,. - ., ' !13A:11'1HM JDIWH:JANY !I01N1WJ9!1YIN1!ION0/1'1!1117'1 iflOHl/M 'Win:J/1/I'I'd AII1A1Nl 'Jl'I:J/i/11/J::J 1H1 JO J:J'Ii 3Hl NOdfl N111/IIM Slf 3W'IN JH1Hl/M ONOdSJ!I!IOJ 1SflW JNJWN91SStl SIHJJO JYfllYN!!IS JH1 ]:J!lON r - .-'